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                                                                       EXHIBIT 5

                              JONES, DAY, REAVIS & POGUE
                              303 Peachtree Street, N.E.
                                 3500 SunTrust Plaza
                                Atlanta, Georgia 30308

                                     July 1, 1998

Georgia Gulf Corporation
400 Perimeter Center Terrace
Suite 595
Atlanta, Georgia 30346

     Re: Registration Statement on Form S-3 of up to $200,000,000 of Securities of Georgia Gulf Corporation

Ladies and Gentlemen:

     We are acting as counsel to Georgia Gulf Corporation, a Delaware corporation (the "Company"), in connection with the authorization of the possible issuance and sale from time to time by the Company of certain debt securities of the Company (the "Securities") pursuant to the terms of an Indenture, dated as of July 1, 1998 (the "Indenture"), between the Company and LaSalle National Bank, as Trustee (the "Trustee"), in each case as contemplated by the Company's Registration Statement on Form S-3 (File No. 333-57301) (the "Registration Statement"). Except as otherwise defined herein, capitalized terms that are defined in the Registration Statement are used herein as so defined.

     We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that:

     The Securities, when (a) duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and issued and sold in accordance with the Registration Statement and (b) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company.

     In rendering the foregoing opinion, we have assumed that (i) the definitive terms of each series of the Securities not presently provided for in the Indenture will have been established in accordance with all applicable provisions of law, the Indenture, and the authorizing resolutions of the Company's Board of Directors, and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and any other appropriate party, (ii) the interest rate on the Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law, (iii) the Registration Statement, and any amendments thereto, will have become effective, (iv) a Prospectus Supplement describing each series of Securities offered pursuant to the Registration Statement will have been filed with the Commission, (v) the resolutions authorizing the Company to register, offer, sell, and issue the Securities

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will remain in effect and unchanged at all times during which the Securities are offered, sold, or issued by the Company, and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.

     In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein. In rendering the foregoing opinion, our examination of matters of law has been limited to the laws of the State of Georgia, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, as in effect on the date hereof.

     We understand that prior to offering for sale any Securities you will advise us in writing of the terms of such offering and of such Securities, will afford us an opportunity to review the operative documents (including the applicable Prospectus Supplement) pursuant to which the Securities are to be offered, sold, and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities or any changes in the Company's capital structure or other pertinent circumstances.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us in the Prospectus under the caption "Validity of Securities."



                                       Very truly yours,



                                       /s/ JONES, DAY, REAVIS & POGUE
                                       ------------------------------
                                           JONES, DAY, REAVIS & POGUE